UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

Analysts International Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-33981	41-0905408
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7700 France Ave. S., Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

(952) 835-5900
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously reported, on August 27, 2013, Analysts International Corporation, a Minnesota corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of August 27, 2013 (the “Merger Agreement”) with American CyberSystems, Inc., a Georgia corporation (“Parent”), and ACS Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on September 3, 2013, Purchaser commenced a tender offer (the “Offer”) to acquire all outstanding shares of common stock, $0.10 par value per share, of the Company (the “Shares”) at a purchase price of $6.45 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes.

On October 11, 2013, Parent and Purchaser announced the completion of the Offer. Also on October 11, 2013, because Parent then owned more than 90% of the outstanding Shares, in accordance with the Merger Agreement and as permitted by applicable law, Purchaser merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), (i) the Company was the surviving corporation in the Merger and now is a wholly-owned subsidiary of Parent, and (ii) each outstanding Share not validly tendered, accepted for payment and paid for pursuant to the Offer (other than any (i) Shares owned by Parent, Purchaser or any direct or indirect wholly-owned subsidiary of Parent, (ii) Shares owned by the Company or any direct or indirect wholly-owned subsidiary of the Company and (iii) Shares held by the Company shareholders who properly demand and perfect dissenters’ rights under Minnesota law) was converted into the right to receive $6.45 per Share, net in cash, without interest thereon and less any required withholding taxes. Following the Effective Time, the Shares were delisted from the NASDAQ Global Market, and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of the Shares.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2013, in connection with the Merger, the Company notified the NASDAQ Stock Market LLC (“Nasdaq”) of its intent to remove its Shares from listing on the NASDAQ Global Market and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Shares, which Nasdaq filed on such date. The Company intends to file with the SEC Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on the NASDAQ Global Select Market was suspended at the end of the trading day on October 11, 2013.

Item 3.02	Unregistered Sale of Equity Securities.

In order to complete the Merger, on October 11, 2013, pursuant to Section 1.4 of the Merger Agreement, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase additional Shares, and the Company issued 2,384,290 Shares (the “Top-Up Shares”) to Purchaser, at a price of $6.45 per Share. Purchaser paid for the Top-Up Shares by delivery of a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Purchaser at the time of exercise of the Top-Up Option, represented more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares, which ensured that Purchaser and the Company could effect the Merger under applicable Minnesota law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, each outstanding Share (other than any (i) Shares owned by Parent, Purchaser or any direct or indirect wholly-owned subsidiary of Parent, (ii) Shares owned by the Company or any direct or indirect wholly-owned subsidiary of the Company and (iii) Shares held by the Company shareholders who properly demand and perfect dissenters’ rights under Minnesota law) was converted into the right to receive $6.45 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer, on October 11, 2013, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly-owned subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total amount of the consideration payable in connection with the change of control transaction was approximately $33 million. The funds used to consummate the Offer and the Merger were from proceeds received in connection with a senior secured credit facility of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each member of the Company’s board of directors prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the Effective Time. In addition, effective as of the Effective Time, Rajiv Sardana, Nita Sardana and Sanjeev Sardana were elected to serve as members of the board of directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, following the Effective Time, the Company’s amended and restated articles of incorporation in effect immediately prior to the Effective Time was amended and restated (the “Amended and Restated Charter”). In addition, following the Effective Time, the Company’s amended and restated bylaws in effect immediately prior to the Effective Time were amended and restated (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Charter and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to the Company’s Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Analysts International Corporation

3.2	Amended and Restated Bylaws of Analysts International Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALYSTS INTERNATIONAL CORPORATION

/s/ Rajiv Sardana
Rajiv Sardana President and Chief Executive Officer

Date:  October 17, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Analysts International Corporation

3.2	Amended and Restated Bylaws of Analysts International Corporation